Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, July 29, 2009	(302) 857-3292

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

DECLARES QUARTERLY DIVIDEND

Dover Downs Gaming & Entertainment, Inc. (NYSE-Symbol: DDE) Board of Directors today declared a regular quarterly cash dividend on both classes of common stock of $.05 per share.  The dividend will be payable on September 10, 2009 to shareholders of record at the close of business on August 10, 2009.

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Dover Downs Gaming & Entertainment, Inc. is a diversified gaming and entertainment company whose operations consist of Dover Downs Slots — a 165,000-square foot video lottery casino complex featuring the latest in slot machine offerings, including multi-player electronic table games with virtual dealers; the Dover Downs Hotel and Conference Center — a 500 room AAA Four Diamond hotel with conference, banquet, fine dining, ballroom and concert hall facilities; and Dover Downs Raceway — a harness racing track with pari-mutuel wagering on live and simulcast horse races.